EXHIBIT 23.1


         We consent to incorporation by reference in the Registration Statement on Form S-3 of Featherlite Mfg., Inc. of our reports dated February 20, 1996, relating to the consolidated balance sheets of Featherlite Mfg., Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period then ended, and to Schedule II, which reports appear or are incorporated by reference in the December 31, 1995, Form 10-K of Featherlite Mfg., Inc.




                                               /s/ McGladrey & Pullen, LLP
                                                McGLADREY & PULLEN, LLP






Rochester, Minnesota
February 3, 1997